Exhibit 99.1

Earnings Release

Paysign, Inc. Reports Third-Quarter 2021 Financial Results

•	Third-quarter total revenues of $7.8 million, a year-over-year increase of $7.9 million

•	Third-quarter plasma revenue of $7.0 million, a year-over-year increase of $1.8 million or 35.6%

•	Third-quarter net loss of $0.3 million, or diluted earnings per share (EPS) of ($0.01)

•	Third-quarter adjusted EBITDA of $1.0 million, or diluted adjusted EBITDA per share of $0.02

•	Third-quarter purchase transactions and purchase dollar volume increased 14.6% and 33.9% year-over-year, respectively

•	Third-quarter total loads and total gross dollar load volume increased 1.9% and 24.7% year-over-year, respectively

HENDERSON, Nev. – November 9, 2021- – (Business Wire) – Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing, today reported financial results for the third quarter of 2021.

“We are pleased to report significant improvements in our revenue and operating results for the third quarter. Our total revenue for the quarter was $7.8 million, which is an increase of $1.1 million or 16.8% from the second quarter of 2021. Our adjusted EBITDA experienced an almost threefold increase over the same period. We also experienced solid year-over-year increases in the gross funds loaded on cards,” said Mark Newcomer, Paysign CEO. “The combination of our team’s expertise in both payments and patient affordability is allowing us to create innovative and cost-effective solutions at the intersection of fintech and healthcare.”

2021 Outlook

“We had a solid third quarter with revenues, loss from operations, EBITDA and adjusted EBITDA all improving both sequentially and year-over-year. Additionally, our balance sheet improved sequentially as a result of this quarter’s performance. While we continue to see the residual effects of the pandemic on our business, we did see improving transactional trends as we moved through the quarter. We continue to believe that our business will improve in the fourth quarter with sequential revenue dollar growth being similar to what we experienced in the third quarter,” said Jeff Baker, Paysign CFO.

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“Due to the operating leverage in our business model, we are raising our gross profit margin forecast by 250 basis points to 49.0%, which is an increase of over 1,000 basis points versus 2020. Year-over-year operating expenses are expected to remain flat at $17.6 million or increase slightly to $17.8 million, with sequential increases expected due to seasonal operational expenditures incurred during the fourth quarter. Depreciation and amortization expense is expected to be approximately $2.5 million for the full year, and stock-based compensation expense is expected to be approximately $2.4 million. Our adjusted EBITDA forecast is now expected to be in the range of $1.3 million to $1.9 million due to the better-than-expected results this quarter, the higher gross profit margin expectations as plasma volumes remain at or better than current levels, and lower overall operating expenditures,” Baker concluded.

Third-Quarter 2021 Financial Overview

The following additional details are provided to aid in understanding Paysign’s third-quarter 2021 results versus the year-ago period:

•	Revenues increased $7.9 million versus the year-ago period. The increase was driven by the impact of the following factors:
o	Plasma revenue increased $1.8 million (35.6%) primarily due to an increase in plasma donations and dollars loaded to cards as COVID-19 restrictions in place mainly were removed by Labor Day. The average monthly revenue per plasma center increased 12.2%. We added three additional plasma centers during the quarter, exiting the quarter with 359 centers.
o	Pharma revenue increased $6.0 million from a negative $5.4 million primarily driven by the change in accounting estimate that occurred in the third quarter of 2020, which impacted the recognition of settlement income during the third quarter compared to the third quarter of 2020.
•	Cost of revenues increased by $0.5 million (15.7%). Cost of revenues comprises of transaction processing fees, data connectivity, data center expenses, network fees, bank fees, card production, postage costs, customer service, program management, application integration setup and sales and commission expense. The increase was primarily due to the increase in plasma transactions, as many of the plasma transaction costs are variable, which are provided by third parties who charge us based on the number of transactions that occur during the period.
•	Gross profit increased $7.4 million primarily due to the increase in both plasma and pharma revenues. Our gross profit margin was 51.1%.
•	Operating expenses declined by $0.7 million (-14.9%) from the third quarter of 2020. Excluding the loss on the impairment of intangible assets in the third quarter of 2020, operating expenses would have decreased by $0.4 million (-7.8%) from the year-ago period. The year-over-year decline was primarily due to a reduction in outside professional services offset by increases in (i) compensation and benefits due to a tight labor market and increased insurance costs, (ii) depreciation and amortization due to the continued capitalization of new software and equipment, continued enhancements to our platform, and new furniture and fixtures and leasehold improvements associated with the relocation to a new building in June 2020 and (iii) travel and entertainment due to a more normalized working environment.
•	Income tax benefit declined $2.3 million primarily due to the full valuation allowance on our deferred tax asset at the end of 2020, the tax benefit related to our stock-based compensation and a pretax loss in the prior-year period.
•	Net loss decreased $5.9 million to a loss of $0.3 million. The overall change in net loss relates to the factors mentioned above.
•	“EBITDA,” which is defined as earnings before interest, taxes, depreciation and amortization expense, and which is a non-GAAP metric, increased $8.2 million to a profit of $0.4 million due to the factors above.
•	“Adjusted EBITDA,” which reflects the adjustment to EBITDA to exclude stock-based compensation charges, impairment of an intangible asset, loss on the abandonment of assets and which is a non-GAAP metric used by management to gauge the operating performance of the business, increased $7.7 million to a profit of $1.0 million due to the factors mentioned above.

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COVID-19 Update

The coronavirus (COVID-19) pandemic, which started in late 2019 and reached the United States in early 2020, continues to significantly impact the economy of the United States and the rest of the world. While the disruption appears to be mitigating due to the availability of vaccines and other factors, the ultimate duration and severity of the pandemic remain uncertain, particularly given the development of new variants that continue to spread. The COVID-19 outbreak caused plasma center closures, and the stimulus packages signed into law during 2020 and 2021 reduced the incentive for individuals to donate plasma for supplementary income. Those developments have had and will continue to have an adverse impact on the company’s results of operations. While we remain cautiously optimistic and have seen improvements in our operating results, we cannot foresee how long it may take the company to attain pre-pandemic operating levels as COVID-19 related labor shortages at plasma donation centers, border closures and other effects continue to weigh on the company’s results of operations. Given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and variants and around the imposition or relaxation of protective measures, management cannot at this time estimate with reasonable accuracy COVID-19’s further impact on the company’s results of operations, cash flows or financial condition.

Third-Quarter 2021 Financial Results Conference Call Details

At 5:00 p.m. Eastern time today, the company will host a conference call to discuss its third-quarter 2021 results. The conference call may include forward-looking statements. The dial-in information for this call is 877.407.2988 (within the U.S.) and 201.389.0923 (outside the U.S.). A replay of the call will be available until February 9, 2022, and can be accessed by dialing 877.660.6853 (within the U.S.) and 201.612.7415 (outside the U.S.), using passcode 13722715.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. All statements, other than statements of fact included in this release are forward-looking statements. Such forward-looking statements include, among others, that our business will continue to rebound from the pandemic; the expected total revenue, gross profit margins, operating expenses, adjusted EBITDA and plasma revenues for 2021 meet our expectations; the company’s ability to grow revenues sequentially; and that the company remains well-capitalized and positioned to weather impacts from the pandemic. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; that a downturn in the economy, including as a result of COVID-19 and variants, as well as further government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2020. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) is a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing designed for businesses, consumers and government institutions. Founded in 2001 and headquartered in southern Nevada, the company creates customized, innovative payment solutions for clients across all industries, including pharmaceutical, healthcare, hospitality and retail. By using Paysign solutions, clients enjoy benefits such as lower administrative costs, streamlined operations, increased revenues, accelerated product adoption and improved customer, employee and partner loyalty.

Built on the foundation of a robust and reliable payments platform, Paysign’s end-to-end technologies securely enable a wide range of services, including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting and customer care. The modern cross-platform architecture is highly flexible, scalable and customizable, which delivers cost benefits and revenue-building opportunities to clients and partners.

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As a full-service program manager, Paysign manages all aspects of the prepaid card lifecycle, from card design and bank approvals, production, packaging, distribution and personalization, to inventory and security controls, renewals, lost and stolen cards and card replacement. The company’s in-house, bilingual customer care is available 24/7/365 through live agents, interactive voice response (IVR), and two-way SMS alerts.

For more than 20 years, major pharmaceutical and healthcare companies and multinational enterprises have relied on Paysign to provide full-service programs tailored to their unique requirements. The company has designed and launched prepaid card programs for corporate rewards, employee incentives, consumer rebates, donor compensation, clinical trials, healthcare reimbursement payments and copay assistance.

Paysign’s expanded product offerings include additional corporate incentive products and demand deposit accounts accessible with a debit card. The product roadmap includes expanded offerings into new prepaid card categories, including payroll, travel and expense reimbursement. For more information, visit paysign.com.

Contacts:

Paysign Investor Relations: 888.522.4810 ir@paysign.com	Paysign Media Relations: Alicia Ches Director, Marketing 702.749.7257 pr@paysign.com

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PAYSIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Plasma industry	$7,035,546	$5,186,566	$18,366,010	$17,102,415
Pharma industry	660,331	(5,383,887)	2,184,198	(594,945)
Other	71,312	44,780	147,699	359,527
Total revenues	7,767,189	(152,541)	20,697,907	16,866,997

Cost of revenues	3,797,919	3,281,888	10,744,264	11,275,758

Gross profit	3,969,270	(3,434,429)	9,953,643	5,591,239

Operating expenses
Selling, general and administrative	3,618,071	4,070,211	10,957,619	11,299,036
Impairment of intangible asset	–	382,414	–	382,414
Loss on abandonment of assets	–	–	–	42,898
Depreciation and amortization	628,324	537,792	1,838,354	1,546,645
Total operating expenses	4,246,395	4,990,417	12,795,973	13,270,993

Loss from operations	(277,125)	(8,424,846)	(2,842,330)	(7,679,754)

Other income (expense)
Interest income, net	6,119	12,184	18,230	77,475

Loss before income tax provision (benefit)	(271,006)	(8,412,662)	(2,824,100)	(7,602,279)
Income tax provision (benefit)	–	(2,260,527)	2,400	(2,771,875)

Net loss	$(271,006)	$(6,152,135)	$(2,826,500)	$(4,830,404)

Net loss per share
Basic	$(0.01)	$(0.12)	$(0.06)	$(0.10)
Diluted	$(0.01)	$(0.12)	$(0.06)	$(0.10)

Weighted average common shares
Basic	51,154,725	49,433,473	50,754,652	49,055,492
Diluted	51,154,725	49,433,473	50,754,652	49,055,492

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PAYSIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021 (Unaudited)	December 31, 2020 (Audited)
ASSETS
Current assets
Cash	$6,926,969	$7,829,453
Restricted cash	63,260,491	48,100,951
Accounts receivable	1,680,441	654,859
Prepaid expenses and other current assets	1,543,355	1,375,364
Total current assets	73,411,256	57,960,627

Fixed assets, net	1,733,853	1,849,164
Intangible assets, net	4,037,219	3,699,033
Operating right-of-use asset	4,007,571	4,324,682

Total assets	$83,189,899	$67,833,506

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,451,411	$2,162,256
Operating lease liability, current portion	335,357	320,636
Customer card funding	63,260,491	48,100,951
Total current liabilities	67,047,259	50,583,843

Operating lease liability, long term portion	3,760,208	4,013,598

Total liabilities	70,807,467	54,597,441
Commitments and contingencies
Stockholders' equity
Common stock; $0.001 par value; 150,000,000 shares authorized, 51,636,382 and 50,251,607 issued at September 30, 2021 and December 31, 2020, respectively	51,636	50,252
Additional paid-in capital	16,360,373	14,388,890
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(3,879,577)	(1,053,077)
Total stockholders' equity	12,382,432	13,236,065

Total liabilities and stockholders' equity	$83,189,899	$67,833,506

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, depreciation and amortization and stock-based compensation. We believe these non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges, impairment of intangible asset and loss on the abandonment of assets.

Adjusted EBITDA is not intended to represent cash flows from operations, loss from operations or net loss as defined by U.S. GAAP. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

	Three Months Ended September 30, (Unaudited)		Nine Months Ended September 30, (Unaudited)
	2021	2020	2021	2020
Reconciliation of adjusted EBITDA to net loss:
Net loss	$(271,006)	$(6,152,135)	$(2,826,500)	$(4,830,404)
Income tax provision (benefit)	–	(2,260,527)	2,400	(2,771,875)
Interest income, net	(6,119)	(12,184)	(18,230)	(77,475)
Depreciation and amortization	628,324	537,792	1,838,354	1,546,645
EBITDA	351,199	(7,887,054)	(1,003,976)	(6,133,109)
Impairment of intangible asset	–	382,414	–	382,414
Loss on abandonment of assets	–	–	–	42,898
Stock-based compensation	603,591	798,849	1,780,726	2,123,807
Adjusted EBITDA	$954,790	$(6,705,791)	$776,750	$(3,583,990)

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